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                           [PERKINS COIE LETTERHEAD]


                                July 14, 1997



Egghead, Inc.
22705 E. Mission
Liberty Lake, WA  99019

Gentlemen:

We have acted as counsel to you in connection with the proceedings for the authorization and issuance by Egghead, Inc. (the "Company") of up to 5,600,000 shares (the "Common Shares") of the Company's common stock, par value $.01 per share, pursuant to the terms of the Agreement and Plan of Merger dated as of April 30, 1997, as amended (the "Merger Agreement") by and among the Company, Surplus Software, Inc. ("Surplus Direct") and North Face Merger Sub Inc. ("Merger Sub"), and the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, which you are filing with the Securities and Exchange Commission with respect to the Common Shares.

We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

Based upon the foregoing, we are of the opinion that upon the happening of the following events:

     (a) due action by the holders of common stock of each of the Company and Surplus Direct, and by the holders of preferred stock of Surplus Direct, approving the Merger Agreement;

     (b) the filing of the Registration Statement and any amendments thereto and the effectiveness of the Registration Statement;

     (c) the filing by Surplus Direct and/or Merger Sub of all documents required to be filed with the appropriate governmental entities of the State of Oregon;

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Egghead, Inc.
July 14, 1997
Page 2



     (d) satisfaction or waiver of all conditions precedent set forth in the Merger Agreement; and

     (e) due execution by the Company and registration by its registrar of the Common Shares, and the issuance and sale of the Common Shares as contemplated by the Registration Statement and in accordance with the aforesaid shareholder and governmental authorizations, the Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm in the Joint Proxy Statement/Prospectus of the Registration Statement under the headings "Legal Opinion" and "Tax Opinion."

                              Very truly yours,

                              PERKINS COIE
                              Perkins Coie